Exhibit 99.1

New York Mortgage Trust, Inc. Announces Common Stock to Begin Trading on The Nasdaq Global Select Market

NEW YORK—June 14, 2013—New York Mortgage Trust, Inc. (Nasdaq:NYMT) (the “Company”) today announced that the Company’s application to list the Company’s common stock, par value $0.01 per share (“Common Stock”), on The Nasdaq Global Select Market has been approved by the Nasdaq Listing Qualifications Department of the NASDAQ Stock Market LLC. The listing of the Common Stock will be transferred from The NASDAQ Capital Market to The Nasdaq Global Select Market at the opening of business on June 14, 2013. The Common Stock will continue to trade under the symbol “NYMT”. The Company’s 7.75% Series B Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, will continue to trade on The NASDAQ Capital Market under the symbol “NYMTP”.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares or any other securities, nor shall there be any sale of such shares or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About New York Mortgage Trust, Inc.

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). The Company invests in mortgage-related and financial assets and targets Agency RMBS, consisting of fixed-rate, adjustable-rate and hybrid adjustable-rate RMBS, Agency IOs consisting of interest only and inverse interest only RMBS that represent the right to the interest component of the cash flow from a pool of mortgage loans, multi-family CMBS, certain commercial real estate-related debt investments and residential mortgage loans, including loans sourced from distressed markets.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. The Company’s actual results may differ from the Company’s beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to it. No assurance can be given that the offering discussed above will be completed on the terms described or at all, or that the net proceeds of the offering will be used as indicated. Completion of the offering on the terms described, and the application of the net proceeds of the offering, are subject to numerous possible events, factors and conditions, many of which are beyond the control of the Company and not all of which are known to it, including, without limitation, market conditions and those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013, as updated by those risk factors included in the Company’s subsequent filings under the Securities Exchange Act of 1934, as amended, which can be accessed at the SEC’s website at www.sec.gov. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact At the Company

Kristine R. Nario

Investor Relations

Phone: (646) 216-2363

Email: knario@nymtrust.com